UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          May 29, 2025

CORECARD CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction	Commission file number	(I.R.S. Employer Identification No.)
of incorporation or organization)

One Meca Way, Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCRD	New York Stock Exchange

Item 5.07. Submission of Matters to a Vote of Security Holders.

CoreCard Corporation (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 29, 2025. As of the record date, April 10, 2025, there were 7,786,679 shares of the Registrant’s common stock entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 5,406,564 shares, representing 69.4 percent of the outstanding shares entitled to vote as of the record date, were present in person or by proxy.

At the Annual Meeting, the Registrant’s shareholders re-elected Philip H. Moise and Kathryn Petralia to the Registrant’s board of directors, to serve until the Registrant’s 2028 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The vote on this proposal was as follows:

	For	Against	Abstain
Philip H. Moise	4,391,435	1,008,334	6,795
Kathryn Petralia	4,523,064	883,280	220

The Registrant’s shareholders also approved, by a non-binding advisory vote, the compensation of the Registrant’s named executive officers. The vote on this proposal was as follows:

For	Against	Abstain
5,210,380	108,619	87,565

The Registrant’s shareholders also approved the CoreCard Corporation 2025 Employee Stock Incentive Plan. The vote on this proposal was as follows:

For	Against	Abstain
4,546,338	858,307	1,919

No other matters were submitted to a vote of shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2025	CORECARD CORPORATION
(Registrant)

/s/ Matthew A. White
	By:	Matthew A. White
	Title:	Chief Financial Officer